EXHIBIT 21.1

LIST OF SUBSIDIARIES
META PLATFORMS, INC.

Cassin Networks ApS (Denmark)
Edge Network Services Limited (Ireland)
Facebook Circularity, LLC (Delaware)
Facebook Holdings, LLC (Delaware)
Facebook India Online Services Private Limited (India)
Facebook Operations, LLC (Delaware)
Facebook Procurement LLC (Delaware)
Facebook Serviços Online Do Brasil Ltda. (Brazil)
Facebook UK Limited (United Kingdom)
FCL Tech Limited (Ireland)
Goldframe LLC (Delaware)
Greater Kudu LLC (Delaware)
Hibiscus Properties, LLC (Delaware)
Instagram, LLC (Delaware)
Malkoha Pte. Ltd. (Singapore)
Meta Payments Inc. (Florida)
Meta Platforms Ireland Limited (Ireland)
Meta Platforms Technologies, LLC (Delaware)
Morning Hornet LLC (Delaware)
Pinnacle Sweden AB (Sweden)
Raven Northbrook LLC (Delaware)
Redale LLC (Delaware)
Runways Information Services Limited (Ireland)
Scout Development, LLC (Delaware)
Siculus, Inc. (Delaware)
Sidecat LLC (Delaware)
Stadion LLC (Delaware)
Starbelt LLC (Delaware)
Vitesse, LLC (Delaware)
WhatsApp LLC (Delaware)
Winner LLC (Delaware)
Woolhawk LLC (Delaware)